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                                                                      EXHIBIT 11

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION
DECEMBER 31, 1997

EARNINGS PER SHARE CALCULATION -- 1997

                                                                                     Income               Shares
 Basic Earnings per Share:                                                         (Numerator)         (Denominator)         EPS
      Net Income                                                                     $1,130,695.58

      Common Shares Outstanding                                                                            10,951,218

      Basic EPS                                                                      $1,130,695.58         10,951,218        $0.1032

                                                                                     Income               Shares
 Diluted Earnings per Share:                                                       (Numerator)         (Denominator)         EPS

      Net Income                                                                     $1,130,695.58         10,951,218

      Additional shares to be issued upon assumed exercise of management
      stock options                                                                                           350,000

      Shares hypothetically repurchased at the average market price with
      the proceeds                                                                                            (12,893)

      Additional shares to be issued upon assumed exercise of incentive
      stock options (dilutive in the 4th Quarter only)                                                          3,176

      Shares hypothetically repurchased at the average market price with
      the proceeds                                                                                             (2,279)

      Diluted EPS                                                                    $1,130,695.58          11,289,222       $0.1002

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SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
DECEMBER 31, 1997

INFORMATION FOR COMPUTATION OF DILUTION


 Market Price per Share:               Daily Average
     First Quarter 1997                $2.4412
     Second Quarter 1997               $2.2846
     Third Quarter 1997                $2.4141
     Fourth Quarter 1997               $3.6577

 Average Price for the Year            $2.7147

(a) 350,000 Management Stock Options exercisable at $0.10 and outstanding for the entire year.

(b)    12,600 options granted 1/22/97 exercisable at $2.625

        First Quarter 1997                              Diluted
        12,600 - ((12,600*2.625)/avg price) =             (949)               Antidilutive

        Second Quarter 1997

        12,600 - ((12,600*2.625)/avg price) =           (1,877)               Antidilutive

        Third Quarter 1997

        12,600 - ((12,600*2.625)/avg price) =           (1,101)               Antidilutive

        Fourth Quarter 1997

        12,600 - ((12,600*2.625)/avg price) =            3,557